               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              AMENDMENT NO. 1 TO

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): September 28, 2001


                        APPLE  HOSPITALITY  TWO,  INC.
            (Exact name of registrant as specified in its charter)

          Virginia                  333-53984                   54-2010305
(State or other jurisdiction       (Commission               (I.R.S. Employer
      of incorporation)            File Number)           Identification Number)


10 South Third Street, Richmond, VA                               23219
(Address of principal executive offices)                        (Zip Code)


                                (804) 344-8121
             (Registrant's telephone number, including area code)

The Company hereby amends Item 7 of its Current Report filed October 16, 2001. This Amendment specifically includes the exhibits under Item 7c.

Item 7.  Financial Statements and Exhibits

a.  Financial Statements of Businesses Acquired:


RESIDENCE INN III LLC

Condensed Balance Sheet as of June 15, 2001 (unaudited)..............................   4

Condensed Statement of Operations and Member's Equity
For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)............................   5

Condensed Statement of Cash Flows
For the Twenty-Four Weeks Ended June 15, 2001 (unaudited)............................   6

Notes to Condensed Financial Statements (unaudited)..................................   7

Report of Independent Public Accountants.............................................   8

Balance Sheets as of December 29, 2000 and December 31, 1999.........................   9

Statements of Operations and Member's Equity
For the Fiscal Years Ended December 29, 2000 and December 31, 1999...................  10

Statements of Cash Flows
For the Fiscal Years Ended December 29, 2000 and December 31, 1999...................  11

Notes to Financial Statements........................................................  12

MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

Report of Independent Public Accountants.............................................  18

Statement of Operations For the Year Ended December 31, 1998.........................  19

Statement of Changes in Partners' Capital
For the Year Ended December 31, 1998.................................................  20

Statement of Cash Flows For the Year Ended December 31, 1998.........................  21

Notes to Financial Statements........................................................  22

b.  Pro Forma Financial Information:


APPLE HOSPITALITY TWO, INC.

Pro Forma Condensed Consolidated Balance Sheet As of June 30, 2001 (unaudited).......  31

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)..................  32

Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2000 and the Period Ended June 30, 2001 (unaudited)..  33

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)..................  35

                             RESIDENCE INN III LLC
                            CONDENSED BALANCE SHEET
                              As of June 15, 2001
                           (unaudited, in thousands)

                             ASSETS

Property and equipment, net...........................  $87,151
Mortgage escrow reserves..............................    4,096
Due from Residence Inn by Marriott, Inc...............    1,623
Other assets..........................................    1,492
Cash and cash equivalents.............................    3,722
                                                        -------
Total assets..........................................  $98,084
                                                        =======

                 LIABILITIES AND MEMBER'S EQUITY

Accounts payable and accrued expenses.................  $   563
Deferred incentive management fees....................    1,486
Mortgage debt.........................................   53,619
                                                        -------
   Total liabilities..................................   55,668
                                                        -------

Member's equity.......................................   42,416
                                                        -------
  Total liabilities and member's equity...............  $98,084
                                                        =======

   The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
             CONDENSED STATEMENT OF OPERATIONS AND MEMBER'S EQUITY
                     Twenty-Four Weeks Ended June 15, 2001
                           (unaudited, in thousands)

REVENUES
  Suites..............................................  $17,504
  Other operating departments.........................      767
                                                        -------
   Total revenues.....................................   18,271
                                                        -------

OPERATING COSTS AND EXPENSES
  Property-level costs and expenses
   Suites.............................................    3,579
   Other operating departments........................      372
   Other operating expenses...........................    4,577
                                                        -------
     Total property-level costs and expenses..........    8,528
  Depreciation and amortization.......................    1,973
  Residence Inn system fee............................      700
  Property taxes......................................      738
  Incentive management fee............................      571
  Base management fee.................................      365
  Equipment rent and other............................      340
                                                        -------
     Total operating costs and expenses...............   13,215
                                                        -------

OPERATING PROFIT......................................    5,056
  Interest expense....................................   (2,090)
  Interest income.....................................      148
  General and administrative expenses.................     (139)
                                                        -------

NET INCOME............................................    2,975

Beginning member's equity.............................   35,148
Capital contributions.................................   11,571
Distributions to member...............................   (7,278)
                                                        -------
Ending member's equity................................  $42,416
                                                        =======

  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                       CONDENSED STATEMENT OF CASH FLOWS
                     Twenty-Four Weeks Ended June 15, 2001
                           (unaudited, in thousands)

CASH FLOW FROM OPERATIONS                                    $8,663
                                                             ------

INVESTING ACTIVITIES
  Additions to property and equipment.....................   (1,116)
  Change in property improvement mortgage escrow..........     (287)
                                                            -------
   Cash used in investing activities......................   (1,403)
                                                            -------

FINANCING ACTIVITIES
  Distributions...........................................   (7,278)
  Repayments of debt......................................     (616)
                                                            -------
     Cash used in financing activities....................   (7,894)
                                                            -------

DECREASE IN CASH AND CASH EQUIVALENTS.....................     (634)
CASH AND CASH EQUIVALENTS, beginning of period............    4,356
                                                            -------
CASH AND CASH EQUIVALENTS, end of period..................  $ 3,722
                                                            =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Push-down of Crestline Capital's basis..................  $ 7,885
                                                            =======

  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Residence Inn III LLC (the "Company"), a Delaware limited liability company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). Crestline Capital Corporation ("Crestline Capital") indirectly owns all of the partnership interests in the Partnership.

     The Company is the owner of ten Residence Inn hotels that are located in seven states and have a total of 1,150 suites. The inns are managed by Residence Inn by Marriott, Inc., a wholly owned subsidiary of Marriott International, Inc.

     The accompanying condensed financial statements of the Company have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the annual audited financial statements and notes thereto for the fiscal year ended December 29, 2000.

     In the opinion of the Company, the accompanying unaudited condensed financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Company as of June 15, 2001 and the results of operations and cash flows for the twenty-four weeks ended June 15, 2001. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. On March 23, 2001, Crestline Capital indirectly acquired the remaining 18% limited partnership interest in the Partnership for $11.4 million plus closing costs of $171,000. The purchase price of the limited partnership interests approximated fair value, and accordingly, no portion of the purchase price has been expensed. The purchase price of the limited partnership interests by Crestline Capital were pushed down to these financial statements resulting in a step-up in the assets to fair value.

3. During the second quarter, Crestline Capital entered into an agreement to sell the Partnership's membership interest in the Company to Apple Hospitality Two, Inc. (the "Buyer") for total consideration of $119 million, including approximately $54 million of debt that will be assumed by the Buyer. The transaction is expected to close in the third quarter of 2001 and is subject to customary closing conditions. The Buyer made a $47 million loan to Crestline Capital during the second quarter. The loan bears interest at 12% and is due upon the earlier of the closing of the transaction or August 31, 2001.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Residence Inn III LLC:

     We have audited the accompanying balance sheets of Residence Inn III LLC, a Delaware limited liability company, as of December 29, 2000 and December 31, 1999, and the related statements of operations and member's equity and cash flows for the fiscal years then ended. These financial statements are the responsibility of Residence Inn III LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Residence Inn III LLC as of December 29, 2000 and December 31, 1999 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States.

                                           /s/ Arthur Andersen LLP


Vienna, Virginia
February 23, 2001

                             RESIDENCE INN III LLC
                                 BALANCE SHEETS
                 As of December 29, 2000 and December 31, 1999
                                 (in thousands)

                             ASSETS

                                                    2000     1999
                                                    ----     ----
Property and equipment, net...............        $80,123  $81,085
Property improvement fund.................              -    1,486
Mortgage escrow reserves..................          4,042    2,393
Due from Residence Inn by Marriott, Inc...          1,389    1,202
Other assets..............................          1,623    1,563
Cash and cash equivalents.................          4,356        -
                                                  -------  -------
 Total assets.............................        $91,533  $87,729
                                                  =======  =======

                    LIABILITIES AND MEMBER'S EQUITY

Accounts payable and accrued expenses.....        $   761  $   232
Deferred incentive management fees........          1,389    1,269
Mortgage debt.............................         54,235   55,588
                                                  -------  -------
 Total liabilities........................         56,385   57,089
                                                  -------  -------

Member's equity...........................         35,148   30,640
                                                  -------  -------

 Total liabilities and member's equity....        $91,533  $87,729
                                                  =======  =======

  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                 STATEMENTS OF OPERATIONS AND MEMBER'S EQUITY
          Fiscal Years Ended December 29, 2000 and December 31, 1999
                                (in thousands)

                                                2000      1999
                                                ----      ----
REVENUES
 Suites.....................................  $37,595   $36,235
 Other operating departments................    1,770     1,768
                                              -------   -------
  Total revenues............................   39,365    38,003
                                              -------   -------

OPERATING COSTS AND EXPENSES
 Property-level costs and expenses
  Suites....................................    7,846     7,466
  Other operating departments...............      873       800
  Other operating expenses..................    9,724     9,573
                                              -------   -------
   Total property-level costs and expenses..   18,443    17,839
 Depreciation and amortization..............    3,906     3,402
 Residence Inn system fee...................    1,504     1,449
 Property taxes.............................    1,409     1,383
 Incentive management fee...................    1,209     1,107
 Base management fee........................      787       760
 Equipment rent and other...................      343       265
                                              -------   -------
   Total operating costs and expenses.......   27,601    26,205
                                              -------   -------

OPERATING PROFIT............................   11,764    11,798
 Interest expense...........................   (4,604)   (4,709)
 Interest income............................      395       347
 General and administrative expenses........     (150)     (222)
                                              -------   -------

NET INCOME..................................    7,405     7,214

Beginning member's equity...................   30,640    23,426
Capital contributions.......................    1,892         -
Distributions to member.....................   (4,789)        -
                                              -------   -------
Ending member's equity......................  $35,148   $30,640
                                              =======   =======

  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                            STATEMENTS OF CASH FLOWS
           Fiscal Years Ended December 29, 2000 and December 31, 1999
                                 (in thousands)

                                                       2000      1999
                                                       ----      ----
OPERATING ACTIVITIES
  Net income......................................  $ 7,405   $  7,214
  Noncash items:
   Depreciation and amortization..................    3,906      3,402
   Amortization of deferred financing costs.......      113         89
  Working capital changes:
   Due from Residence Inn by Marriott, Inc........     (187)        22
   Other assets...................................     (409)      (590)
   Accounts payable and accrued expenses..........      529        218
   Deferred incentive management fees.............      120        201
                                                    -------   --------
    Cash provided by operations...................   11,477     10,556
                                                    -------   --------

INVESTING ACTIVITIES
  Additions to property and equipment.............   (2,901)    (1,671)
  Changes in property improvement fund, net.......    1,486     (1,298)
  Change in property improvement mortgage escrow..   (1,283)         -
                                                    -------   --------
   Cash used in investing activities..............   (2,698)    (2,969)
                                                    -------   --------

FINANCING ACTIVITIES
  Capital contributions...........................    1,892          -
  Distributions...................................   (4,789)         -
  Payment of financing costs......................     (173)      (959)
  Change in financing reserves....................        -       (978)
  Repayment of mortgage principal.................   (1,353)   (54,628)
  Issuances of debt...............................        -     55,588
  Cash advances to parent.........................        -     (6,610)
                                                    -------   --------
    Cash used in financing activities.............   (4,423)    (7,587)
                                                    -------   --------

INCREASE IN CASH AND CASH EQUIVALENTS.............    4,356          -
CASH AND CASH EQUIVALENTS, beginning of year......        -          -
                                                    -------   --------
CASH AND CASH EQUIVALENTS, end of year............  $ 4,356   $      -
                                                    =======   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for interest..........................  $ 4,516   $  4,685
                                                    =======   ========

  The accompanying notes are an integral part of these financial statements.

                             RESIDENCE INN III LLC
                         NOTES TO FINANCIAL STATEMENTS

Note 1. Organization

     Residence Inn III LLC (the "Company"), a Delaware limited liability company, is a wholly owned subsidiary of Marriott Residence Inn USA Limited Partnership (the "Partnership"). The Company was formed on December 10, 1999 as a special purpose entity to facilitate the refinancing of the Partnership's debt. The Partnership was the owner of 11 Residence Inn hotels. On December 29, 1999, the Partnership contributed the assets and liabilities of ten of its Residence Inn hotels (the "Inns") to the Company in conjunction with the Company entering into a new loan agreement. The proceeds from the Company's loan financing were used to repay the existing loan of the Partnership.

     The Company's Inns are located in seven states and have a total of 1,150 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly owned subsidiary of Marriott International, Inc.

     The Partnership's contribution of the Inns to the Company was recorded in a manner similar to a pooling of interests whereby the historical basis of the assets and liabilities and the operating accounts of the Partnership are reflected in the Company's financial statements.

     On December 29, 1998, Host Marriott Corporation ("Host Marriott") completed its plan of reorganizing its business to qualify as a real estate investment trust ("REIT") by spinning-off to its shareholders its wholly owned subsidiary, Crestline Capital Corporation ("Crestline Capital"). On March 26, 1999, CCRI USA, LLC, a wholly owned subsidiary of Crestline Capital, purchased a 74% limited partner interest in the Partnership from a limited partner for $34,365,000 in cash. On May 12, 1999, CCRI USA, LLC purchased an additional 3% limited partnership interest from a limited partner for $1,600,000 in cash. On August 23, 1999, CC USAGP, LLC (the "General Partner"), a wholly owned subsidiary of Crestline Capital, purchased the 5% general partner interest in the Partnership from Host Marriott for $2,720,000 in cash.

     The acquisition by Crestline Capital of its interest in the Partnership has been accounted for by the purchase method of accounting in Crestline Capital's financial statements by allocating its purchase price to the assets purchased and liabilities assumed based on their fair values on the date of acquisition. In accordance with generally accepted accounting principles, the Partnership became substantially owned by Crestline Capital on August 23, 1999, the date Crestline Capital purchased the general partnership interest and increased its ownership percentage in the Partnership to over 80%. On that date, Crestline Capital's basis in the Partnership's assets and liabilities was pushed down to these financial statements resulting in a step-up in the assets to fair value.

        On February 18, 2000, the Partnership sold its one remaining hotel, the Raleigh Residence Inn, that was not contributed to the Company. Net proceeds from the sale approximated $6.2 million.

Note 2. Summary of Significant Accounting Policies

        Fiscal Year

        The Company's fiscal year ends on the Friday nearest December 31.

        Basis of Accounting

        The records are maintained on the accrual basis of accounting.

        Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Property and Equipment

        Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

        Buildings and improvements...................................   40 years
        Furniture and equipment...................................... 4-10 years

        Impairment of real estate properties is based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

        Deferred Financing Costs

        Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan.

        Income Taxes

        No provision is made for federal and state income taxes since the member reports its share of the Company's taxable income, gains, losses, deductions and credits on its income tax returns and the Company has no obligation to pay the Partnership for its share of income taxes.

Note 3. Property and Equipment

     Property and equipment consists of the following (in thousands):

                                                         2000            1999
                                                         ----            ----

 Land and improvements.............................    $14,082          $13,928
 Building and improvements.........................     58,455           56,676
 Furniture and equipment...........................     14,085           13,210
                                                       -------          -------
                                                        86,622           83,814
 Less accumulated depreciation.....................     (6,499)          (2,729)
                                                       -------          -------
                                                       $80,123          $81,085
                                                       =======          =======
Note 4. Debt

     Term Loan

     On December 30, 1991, the Partnership entered into a loan agreement with a life insurance company to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998. The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and
(ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate ("LIBOR").

     On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 29, 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bore interest at 330 basis points over the three-month LIBOR (the "Contract Rate"). Beginning February 1, 1999, monthly principal payments of $75,000 were made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest was due at the maturity of the Amended Term Loan on December 29, 1999.

     The Amended Term Loan was secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and an assignment of the Partnership's rights under the management agreement.

     On December 29, 1999 the Company entered into a new loan agreement (the "New Loan") with a financial institution to provide $55,588,000 of fixed rate, non-recourse debt financing with the proceeds from the issuance used to repay the Amended Term Loan and refinancing costs. The New Loan bears interest at 8.08% and has a scheduled maturity of January 1, 2010.

     The New Loan is secured by first mortgages on the fee or leasehold interest in the Inns, a security interest in all personal property associated with the Inns and assignment of the Company's rights under the management agreement.

     In connection with entering into the New Loan, the Company incurred $1,132,000 of financing costs which were capitalized and will be amortized over the term of the New Loan. As of December 29, 2000 and December 31, 1999, deferred financing costs totaled $1,019,000 and $959,000, respectively, net of accumulated amortization of $113,000 as of December 29, 2000 and were included in other assets on the accompanying balance sheets.

     Debt maturities at December 29, 2000 are as follows (in thousands):

     2001......................................................  $ 1,360
     2002......................................................    1,597
     2003......................................................    1,732
     2004......................................................    1,868
     2005......................................................    2,039
     Thereafter................................................   45,639
                                                                 -------
                                                                 $54,235
                                                                 =======

Note 5.  Mortgage Escrow Reserves

     The mortgage escrow and property improvement reserves consist of the following as of December 29, 2000 and December 31, 1999 (in thousands):

                                                                 2000    1999
                                                                 ----    ----
     Debt service reserves....................................  $1,029  $  978
     Fixed asset reserves.....................................   2,030     796
     Real estate tax reserves.................................     983     619
                                                                ------  ------
                                                                 4,042   2,393
     Property improvement fund................................       -   1,486
                                                                ------  ------
     Total mortgage escrow and property improvement reserves    $4,042  $3,879
                                                                ======  ======


     The debt service, fixed asset and real estate tax reserves consist of cash transferred into segregated escrow accounts out of revenues generated by the Company's Inns, pursuant to the Company's secured debt agreements. Funds from these reserves are periodically disbursed by the collateral agent to pay for debt service, capital expenditures and real estate taxes relating to the Inns.

Note 6.  Estimated Fair Value of Financial Instruments

     The fair value of the mortgage debt is shown below (in thousands):

                            2000                    1999
                   ----------------------    -----------------
                   Carrying         Fair     Carrying    Fair
                    Amount          Value     Amount     Value
                    ------          -----     ------     -----

                    $54,235        $57,699    $55,588   $55,588

     The fair value of the mortgage debt is based on the expected future debt service discounted at a risk-adjusted rate. The fair value of all other financial assets and liabilities are assumed to equal their carrying amounts.

Note 7.    Management Agreement

     Prior to the formation of the Company, the Inns were managed by the Manager pursuant to a management agreement between the Partnership and the Manager. In connection with the Partnership's contribution of the Company's Inns, the Company entered into a new management agreement on December 29, 1999 with the Manager for the ten Inns under terms substantially similar to the prior management agreement. The management agreement has an initial term expiring on December 30, 2011, and the Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of gross revenues. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined in the management agreement, in excess of $8,780,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for administrative expenses, retention by the Company of an owner's priority equal to 11% of the owner's investment, and payments of amounts due pursuant to any loans from the Company or the Manager or their affiliates. For fiscal years 2000 and 1999, $787,000 and $760,000, respectively, of base management fees and $1,209,000 and $1,107,000, respectively, of incentive management fees, respectively, were earned by the Manager for the Company's Inns. As of December 29, 2000 and December 31, 1999, $1,389,000 and $1,269,000, respectively, of incentive management fees were deferred.

     The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For fiscal years 2000 and 1999, Residence Inn system fees totaled $1,504,000 and $1,449,000, respectively, reimbursements of Chain Services totaled $846,000 and $859,000, respectively, and contributions to the marketing fund totaled $940,000 and $906,000, respectively, for the Inns. The Company is also required to provide the Manager with working capital to meet the operating needs of the Inns. As of December 29, 2000 and December 31, 1999, $571,000 and $584,000, respectively, had been advanced to the Manager for working capital and is included in the due from Residence Inn by Marriott, Inc. on the accompanying balance sheets.

     The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. For fiscal years 2000 and 1999, contributions to the property improvement fund totaled $1,968,000 and $1,900,000, respectively.

Note 8. Meriden Ground Lease

     One of the Inns, the Meriden Residence Inn, is subject to a ground lease. The initial term of the ground lease will expire on August 14, 2013. The Company will have the option to extend the term thereof for up to ten consecutive periods of five years each . Rent for the initial term was prepaid and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term. As of December 29, 2000 and December 31, 1999, prepaid ground rent, which is included in other assets on the accompanying balance sheets, was $559,000 and $604,000, respectively, net of the accumulated amortization of $641,000 and $596,000, respectively.

Note 9.  Related Party Transactions

     The Company reimburses Crestline Capital for general and administrative costs incurred on behalf of the Company which amount to $113,000 and $112,000 in 2000 and 1999, respectively. These amounts are charged based on direct costs incurred by Crestline Capital on behalf of the Company or on level efforts performed by Crestline Capital employees for accounting and administrative services provided to the Company. As of December 29, 2000 and December 31, 1999, amounts due to Crestline Capital totaled $342,000 and $59,000, which is included in accounts payable and accrued expenses on the accompanying balance sheets.

Note 10. Subsequent Event

     On March 23, 2001, CCRI USA, LLC purchased the remaining 18% limited partnership interest in the Partnership for $11,400,000. As a result of that transaction, Crestline Capital, through its wholly owned subsidiaries, owns 100% of the Partnership.

Note 11. Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

     On September 28, 2001, the Company sold the remaining Residence Inn hotels for a purchase price of approximately $119 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Limited Partners of Marriott Residence Inn USA Limited Partnership:

     We have audited the accompanying statements of operations, changes in partners' capital and cash flows of Marriott Residence Inn USA Limited Partnership (a Delaware limited partnership) for the year ended December 31, 1998. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Marriott Residence Inn USA Limited Partnership for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, the Partnership has given retroactive effect to the change to include property-level revenues and operating expenses of its inns in the statement of operations.

                                                        Arthur Andersen LLP

Washington, D.C.
May 18, 1999

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1998

                                                                         1998
                                                                         ----
REVENUES
  Suites......................................................        $38,766,657
  Other operating departments.................................          1,997,330
                                                                      -----------

         Total revenues.......................................         40,763,987
                                                                      -----------

OPERATING COSTS AND EXPENSES
  Property-level costs and expenses
    Suites....................................................          8,020,529
    Other operating departments...............................            972,812
    Other Inn operating expenses..............................         10,515,512
                                                                      -----------

         Total property-level costs and expenses..............         19,508,853
  Depreciation and amortization...............................          4,293,394
  Residence Inn system fee....................................          1,550,666
  Property taxes..............................................          1,514,981
  Incentive management fee....................................          1,081,786
  Base management fee.........................................            815,280
  Equipment rent and other....................................            680,167
                                                                      -----------

         Total operating costs and expenses...................         29,445,127
                                                                      -----------

OPERATING PROFIT..............................................         11,318,860
  Interest expense............................................         (5,697,301)
  Interest income.............................................            264,737
                                                                      -----------

NET INCOME....................................................        $ 5,886,296
                                                                      ===========

ALLOCATION OF NET INCOME
  General Partner.............................................            294,315
  Limited Partners............................................          5,591,981
                                                                      -----------

                                                                      $ 5,886,296
                                                                      ===========

NET INCOME PER LIMITED PARTNER UNIT
 (608 Units)..................................................        $     9,197
                                                                      ===========

   The accompanying notes are an integral part of this financial statement.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     For the Year Ended December 31, 1998

                                                                 General             Limited
                                                                 Partner             Partners                Total
                                                                 -------             --------                -----
Balance, December 31, 1997.............................          $3,423,423          $26,016,472          $29,439,895
  Capital distributions................................            (416,000)          (4,438,405)          (4,854,405)
  Net Income...........................................             294,315            5,591,981            5,886,296
                                                                 ----------          -----------          -----------

Balance, December 31, 1998.............................          $3,301,738          $27,170,048          $30,471,786
                                                                 ==========          ===========          ===========

   The accompanying notes are an integral part of this financial statement.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                     For the Year Ended December 31, 1998

                                                                            1998
                                                                            ----
OPERATING ACTIVITIES
  Net Income......................................................       $ 5,886,296
  Noncash items:
     Depreciation and amortization................................         4,293,394
     Amortization of deferred financing
         costs as interest expense................................           385,678
Working capital changes:
     Due from Residence Inn by Marriott, Inc......................          (308,700)
     Accounts payable and accrued expenses........................           177,369
                                                                         -----------
          Cash provided by operations.............................        10,434,037
                                                                         -----------

INVESTING ACTIVITIES
  Additions to property and equipment.............................        (1,442,258)
  Change in restricted cash.......................................                --
  Changes in property improvement fund, net.......................          (439,106)
                                                                         -----------

     Cash (used in) provided by investing activities..............        (1,881,364)
                                                                         -----------

FINANCING ACTIVITIES
  Capital distributions...........................................        (4,854,405)
  Payment of financing costs......................................           (88,782)
  Repayment of mortgage principal.................................          (837,013)
  (Repayments of) proceeds from note payable
     to Host Marriott Corporation.................................                --
                                                                         -----------

      Cash used in financing activities...........................        (5,780,200)
                                                                         -----------
INCREASE IN CASH AND CASH EQUIVALENTS.............................         2,772,473
CASH AND CASH EQUIVALENTS,
    Beginning of year.............................................         3,701,029
                                                                         -----------

CASH AND CASH EQUIVALENTS, end of year............................       $ 6,473,502
                                                                         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid for interest......................................       $ 5,758,000
                                                                         ===========

   The accompanying notes are an integral part of this financial statement.

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

Note 1.  The Partnership

       Description of the Partnership

       Marriott Residence Inn USA Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate 11 Residence Inn by Marriott hotels (the "Inns"). The Inns are located in eight states and have a total of 1,294 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("MII"), as part of the Residence Inn by Marriott hotel system.

       The Partnership was formed on August 21, 1991 and operations commenced on December 30, 1991 (the "Closing Date"). On the Closing Date, the Inns were contributed to the Partnership pursuant to the terms of a contribution agreement between Host Marriott, the Manager, several wholly-owned subsidiaries of Host Marriott (collectively, the "Contributing Limited Partners") and the Partnership. In consideration for their contribution, the Contributing Limited Partners received 608 limited partner interests ("Units"), representing a 95% interest, and the proceeds of a $58,000,000 mortgage loan (see Note 5). The General Partner contributed $3,200,000 for a 5% interest in the Partnership.

       On June 30, 1992 (the "Initial Equity Closing Date"), the Contributing Limited Partners transferred 170 Units to non-Host Marriott investors. All remaining Units were transferred between December 31, 1992 and December 2, 1994. For U.S. Federal income tax reporting purposes (IRC Section 708(b)(1)(B)), a termination of the Partnership occurred on March 15, 1993 (the "Remeasurement Date") as a result of the sale of 50% of the interests in the Partnership's capital and profits in the previous twelve months. As a result of the termination, for tax purposes, the Partnership was treated as distributing its properties to the partners who immediately thereafter contributed the properties to a new partnership. There were no adjustments made to these financial statements as a result of this termination. However, on a tax basis, under applicable U.S. Federal income tax regulations, the carrying value of the property and equipment were adjusted to reflect its fair market value on the Remeasurement Date.

       On April 17, 1998, Host Marriott Corporation ("Host Marriott"), the parent of RIBM Three LLC, the sole general partner of the partnership (the "General Partner"), announced that its Board of Directors authorized the Company to reorganize its business operations to qualify as a real estate investment trust ("REIT") to become effective as of January 1, 1999 (the "REIT Conversion"). On December 29, 1998, Host Marriott announced that it had completed substantially all the steps necessary to complete the REIT Conversion, including spinning off Crestline Capital Corporation, to the shareholders of Host Marriott, ("Crestline Capital") and expected to qualify as a REIT under the applicable Federal income tax laws beginning January 1, 1999. Subsequent to the REIT Conversion, Host Marriott is referred to as Host REIT. In connection with the REIT Conversion, Host REIT contributed substantially all of its hotel assets to a newly formed partnership, Host Marriott L.P. ("Host LP").

       On December 24, 1998, in connection with Host Marriott's conversion to a real estate investment trust (the "Conversion"), the name of the general partner changed from Marriott RIBM Three Corporation to RIBM Three LLC. Prior to the Conversion, the General Partner was a wholly-owned subsidiary of Host Marriott. Pursuant to the Conversion, Host Marriott contributed a 1% Class A managing interest in the General Partner to Host Marriott L.P., and a 99% Class B interest in the General Partner to Rockledge Hotel Properties, Inc., a non-controlled subsidiary of Host Marriott L.P. In March 1999, Crestline Capital purchased a 74% limited partner interest in the Partnership for $34.4 million from the limited partners.

       Partnership Allocations and Distributions

       Pursuant to the terms of the partnership agreement, Partnership allocations, for U.S. Federal income tax purposes, and distributions subsequent to the Initial Equity Closing Date are generally made as follows:

       a. Cash available for distribution will generally be distributed (i) first, 100% to the limited partners, until the limited partners have received, with respect to such year, an amount equal to 11% of their average daily outstanding Net Invested Capital, defined as the excess of capital contributions over cumulative distributions of net refinancing and/or sales proceeds ("Capital Receipts"); (ii) second, 100% to the General Partner until the General Partner has received, with respect to such year, an amount equal to 11% of Net Invested Capital; (iii) third, 5% to the General Partner and 95% to the limited partners, until the partners have received cumulative distributions of Capital Receipts equal to the partners' capital contributions; and (iv) thereafter, 15% to the General Partner and 85% to the limited partners.

       b. Capital Receipts not retained by the Partnership will be distributed
(i) first, 100% to the limited partners until the limited partners have received an amount equal to the unpaid portion of a 14% return on Net Invested Capital;
(ii) second, 100% to the limited partners until the partners have received cumulative distributions of Capital Receipts equal to their capital contributions; (iii) third, 100% to the General Partner until the General Partner has received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (iv) fourth, 100% to the General Partner until the General Partner has received cumulative distributions of Capital Receipts equal to its capital contribution; and (v) thereafter, 15% to the General Partner and 85% to the limited partners.

       c. Proceeds from the sale of substantially all of the assets of the Partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

       d. Net profits will generally be allocated to the partners in proportion to the distributions of cash available for distribution; however, the General Partner will not be allocated less than 1%.

       e. Net losses will generally be allocated 5% to the General Partner and 95% to the limited partners.

       f. Gain recognized by the Partnership will generally be allocated (i) first, to all partners whose capital accounts have negative balances until such balances are brought to zero; (ii) next, to all partners in the amount necessary to bring their respective capital account balances to an amount equal to their Net Invested Capital plus a 14% return on Net Invested Capital; and (iii) thereafter, in amounts necessary to bring the ratio of the General Partner and limited partners' capital account balances in excess of capital priority amounts, as defined, to 15% and 85%, respectively.

       g. Losses recognized by the Partnership will generally be allocated (i) first, 85% to limited partners and 15% to the General Partner until positive capital account balances in excess of capital priority amounts, as defined, have been eliminated; (ii) next, to all partners whose capital accounts have positive balances until such balances have been eliminated; and (iii) thereafter, 100% to the General Partner.

       For financial reporting purposes, net profits and losses are allocated among partners based upon their stated interests in cash available for distributions.


Note 2.  Summary of Significant Accounting Policies

       Basis of Accounting

       The Partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash and Cash Equivalents

       The Partnership considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

       Property and Equipment

       Property and equipment is recorded at cost. Property and equipment contributed by Host Marriott and its affiliates has been recorded at its carryover basis. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

       Buildings and improvements....................................   40 years
       Furniture and equipment....................................... 4-10 years


       All property and equipment is pledged as security for the mortgage debt described in Note 3.

       The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

       Restricted Cash Reserve

       A restricted cash reserve was available to support distributions to the limited partners if, and to the extent, cash distributions for any year through 1996 otherwise would be insufficient to provide the limited partners an annualized return on the limited partners' capital contributions equal to 11% for 1996 and 10.75% for 1995. The remaining balance in the restricted cash reserve at February 15, 1997 became part of the Partnership's general working capital and was used to repay the note payable due to Host Marriott.

       Deferred Financing Costs

       Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan. The Partnership paid $88,782 in financing costs during the year ended December 31, 1998 in connection with the extension of the mortgage debt.

       Revenues and Expenses

       Revenues primarily represent gross revenues generated by the Inns.

       On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual

      Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

       The Partnership assessed the impact of EITF 97-2 on its financial statements and determined that EITF 97-2 requires the Partnership to include property-level revenues and operating expenses of its Inns in its Statement of Operations. The Partnership has given retroactive effect to the adoption of EITF 97-2 in the accompanying statement of operations. Application of EITF 97-2 to the financial statements for the year ended December 31, 1998 increased both revenues and operating expenses by approximately $19.5 million, and had no impact on operating profit or net income.

       Interest Rate Swap Agreement

       The Partnership entered into an interest rate swap agreement to convert certain portions of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on the interest rate swap agreement is accrued as interest rates change and is recognized as an adjustment to interest expense.

       Income Taxes

       Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods, shorter depreciable lives for the assets, differences in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the tax basis in Partnership net liabilities over the Partnership net liabilities reported in the accompanying financial statements is $7,218,000 as of December 31, 1998.

Note 3.  Debt

       Term Loan

       On the Closing Date, the Partnership entered into a loan agreement with a life insurance company, as lead lender and servicer, to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998.

       The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and (ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate. On the Closing Date, the Partnership entered into an interest rate swap agreement (the "Swap Agreement") with a third party to effectively fix the interest rate on the Floating Rate Notes at 9.66% per annum until maturity of the Term Loan. The counterparty's obligations under the Swap Agreement were guaranteed by the parent company of the counterparty, a national investment banking institution. There was no nonperformance by the counterparty during the term of the agreement. The Partnership's obligations under the Swap Agreement were secured by a pledge of collateral by the General Partner. The Swap Agreement expired on December 31, 1998.

       On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 31, 1999. The Term Loan was extended for only one year in anticipation of a possible sale of the Partnership's hotels in 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bears interest at 3.3 percentage points over the three-month LIBOR (the "Contract Rate"). The Contract Rate in effect on December 31, 1998 was 8.6%. On the Amendment date, the Partnership made the following payments: (1) $529,740 in interest due and payable on the Term Loan, (2) a $50,000 underwriting fee payable in connection with the Amendment, and (3) $38,782 in legal fees. Beginning February 1, 1999, monthly principal payments of $75,000 will be made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest is due at the maturity of the Amended Term Loan on December 31, 1999.

       The Amended Term Loan is secured by first mortgages on the Partnership's fee or leasehold interest in ten of the Inns (the "Term Loan Inns"), a security interest in all personal property associated with the Term Loan Inns including furniture and equipment, inventory, contracts and other general intangibles, and an assignment of the Partnership's rights under the management agreement.

       Raleigh Mortgage Loan

       On the Closing Date, the Partnership assumed one of the Contributing Limited Partner's obligations under a nonrecourse mortgage loan in the original principal amount of $5,900,000 with respect to the Raleigh Inn. The loan carried a fixed interest rate of 10.25% and required monthly payments of interest and principal, based on a 30-year amortization schedule, until maturity on July 1, 1996. On July 1, 1996, the Raleigh Mortgage Loan was fully repaid with proceeds advanced under a loan from Host Marriott.

       Note Payable to Host Marriott

       On July 1, 1996, the Raleigh Mortgage Loan was repaid in full with proceeds of a $5,392,667 unsecured nonrecourse loan from Host Marriott. Interest on the loan accrues at prime plus one percent. The loan matured on April 30, 1997 with the entire balance due at that time. The Partnership repaid the loan with funds released from the restricted cash reserve and cash from Partnership operating activity.

Note 4.  Management Agreement

       The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 30, 2011. The Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of the Inns' gross revenues, which is subordinate to payment of qualifying debt service payments, a provision for Partnership administrative expenses and retention by the Partnership of annual cash flow from operations of $7,040,000. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined, in excess of $9,500,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for Partnership administrative expenses, retention by the Partnership of annual cash flow from operations of $7,040,000, payment of current base management fees, payment of amounts due pursuant to any loans from Host Marriott and deferred base management fees. Through December 31, 1996, base and incentive management fees not paid currently were waived by the Manager. Subsequent to December 31, 1996, any base and incentive management fees not paid are earned by the Manager and, have been accrued by the Partnership. For the year ended December 31, 1998, $815,280 of base management fees and $436,798 of incentive management fees, respectively, were paid to the Manager. As of December 31, 1998, $1,068,122 in incentive management fees were deferred.

       The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For the year ended December 31, 1998, the Partnership paid Residence Inn system fees of $1,550,666, reimbursed the Manager for $962,145 of Chain Services and contributed $969,166 to the marketing fund. The Partnership is required to provide the Manager with working capital to meet the operating needs of the Inns.

       The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. During 1998, the Partnership contributed $2,038,199 to the property improvement fund.

Note 5.  Meriden Ground Lease

       On the Closing Date, the Partnership assumed all of Host Marriott's rights and obligations as tenant under the ground lease with respect to the land on which the Meriden Inn is located. The initial term of the ground lease will expire on August 14, 2013. The Partnership will have the option to extend the term thereof for up to ten consecutive periods of five years each. Rent for the initial term in the amount of $1,200,000 was prepaid by Host Marriott and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term.

Note 6.  Sale of the Inns (unaudited), Subsequent to Date of Auditor's Report

       On September 28, 2001, ten of the Residence Inns owned by the Partnership were sold for a purchase price of approximately $119 million.



                  (Remainder of Page is Intentionally Blank)

                          Apple Hospitality Two, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001 (unaudited)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple Hospitality Two, Inc. (the "Company") is presented as if the purchase of Marriott Residence Inn USA Limited Partnership (the "Partnership") from Crestline Capital Corporation ("Crestline") for $119 million had occurred on June 30, 2001. All of the assets and liabilties of the Partnership at June 30, 2001 were held by Residence Inn III LLC. Residence Inn III LLC consists of 10 Residence Inn (R) by Marriott (R) franchised hotels. The historical balance sheet of Residence Inn III LLC is as of June 15, 2001.

Such information is based in part upon the consolidated balance sheet of the Company, and the historical balance sheet of Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2001 nor does it purport to represent the future financial position of the Company.

                                                                                                 Residence
                                                  Historical      Historical     Acquisition         Inn
                                                   Balance         Residence       Closing       Acquisition              Total
                                                    Sheet         Inn III LLC  Adjustments (A)   Adjustments             Proforma
                                                  ----------------------------------------------------------------------------------
ASSETS

Investment in hotel properties                               -   $ 87,151,000              -   $ 33,536,000     (C)     $120,687,000
Cash and cash equivalents                         $ 11,047,830      3,722,000     (3,722,000)   (10,901,983)    (B)          145,847
Mortgage escrow reserves                                     -      4,096,000     (1,791,000)     1,791,000     (D)        4,096,000
Due from Residence Inn by Marriott, Inc.                     -      1,623,000     (1,623,000)       571,000     (E)          571,000
Notes receivable                                    47,000,000              -              -    (47,000,000)    (B)                -
Interest receivable                                    470,000              -              -       (470,000)    (B)                -
Prepaid expenses                                        85,051              -              -              -                   85,051
Other assets                                         1,185,021      1,492,000              -     (1,001,000)    (B)
                                                             -              -              -       (962,000)    (F)          714,021
                                                  ----------------------------------------------------------------------------------
Total Assets                                      $ 59,787,902   $ 98,084,000   $ (7,136,000)  $(24,436,983)            $126,298,919
                                                  ==================================================================================

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities
Mortgage notes payable                                       -   $ 53,619,000              -              -             $ 53,619,000
Accounts payable - affiliate                      $     25,429              -              -              -                   25,429
Accounts payable and accrued expenses                  120,374        563,000              -              -                  683,374
Deferred incentive management fees                           -      1,486,000              -   $ (1,486,000)    (B)                -
                                                  ----------------------------------------------------------           -------------
Total Liabilities                                      145,803     55,668,000              -     (1,486,000)              54,327,803

Shareholders' equity
Member's equity                                              -     42,416,000     (7,136,000)   (35,280,000)                       -
Common stock, no par value, authorized
   200,000,000 shares; issued and outstanding
   6,781,348 shares                                 59,035,871              -              -     12,329,017 (B)/(D)/(E)   71,364,888
Class B convertible stock, no par value,
   authorized 240,000 shares; issued and
   outstanding 240,000 shares                           24,000              -              -              -                   24,000
Net income  greater than distributions                 582,228              -              -              -                  582,228
                                                  ----------------------------------------------------------------------------------

Total Shareholders' Equity                          59,642,099     42,416,000     (7,136,000)   (22,950,983)              71,971,116
                                                  ----------------------------------------------------------------------------------

Total Liabilities and Shareholders' Equity        $ 59,787,902   $ 98,084,000   $ (7,136,000)  $(24,436,983)            $126,298,919
                                                  ==================================================================================

Notes to Pro Forma Condensed  Consolidated Balance Sheet (unaudited)

(A) Represents the reduction of balances retained by the prior owner of the Partnership. In accordance with the Purchase Agreement, the prior owner will retain its cash, receivables from Marriott, and debt service and real estate tax reserves.

(B) Total purchase price consists of the following:
    Purchase price per contract                   $119,000,000
    Fair value of deferred incentive
     management fee liability assumed,
     net of $750,000 credit                            736,000
    Fair value of liability assumed                    563,000
                                                  ------------
     Sub-total                                     120,299,000
    Acquisition fee payable to ASRG                  2,380,000
    Additional closing costs                           843,000
                                                  ------------
     Total purchase price                         $123,522,000
                                                  ============


The purchase price was satisfied by the following:
    Cash:
     -on hand                                     $ 10,901,983
     -net proceeds received from sale of
      commom stock subsequent to 6/30/01             9,967,017
                                                  ------------
                                                    20,869,000
    Assumption of mortgage loan                     53,619,000
    Assumption of liabilities                          563,000
    Application of note receivable from Crestline 47,000,000 Application of interest on note receivable
     from Crestline                                    470,000
    Application of escrow deposit                    1,001,000
                                                  ------------
                                                  $123,522,000
                                                  ============



(C) Allocation of purchase price (see Note B above) to assets acquired at fair value are as follows:

    Purchase price (See Note B)                   $123,522,000
    Less:
     Restricted cash - FF&E reserves                 2,305,000
     Other assets and prepaids                         530,000
                                                  ------------
    Amount allocated to investment in hotel
     properties                                    120,687,000
    Net book value of investment in hotel
     properties                                     87,151,000
                                                  ------------
    Net increase in book value of investment
     in hotels                                    $ 33,536,000
                                                  ============

(D) Represents funding of debt service and real estate capital reserves through net proceeds from the sale of common stock subsequent to 6/30/01..

(E) Represents funding of working capital reserve through net proceeds from the sale of common stock subsequent to 6/30/01..

(F) Represents elimination of historical deferred financing costs associated with prior owner.

                          Apple Hospitality Two, Inc.
          Pro Forma Condensed Consolidated Statements of Operations
    For the year ended December 31, 2000 and the period ended June 30, 2001

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple Hospitality Two, Inc. (the "Company") are presented as if the purchase of Marriott Residence Inn USA Limited Partnership (the "Partnership") from Crestline Capital Corporation ("Crestline") for $119 million had occurred at the beginning of the periods presented prior to acquisition by the Company and all of the hotels had been leased to Apple Hospitality Management, Inc., our wholly owned taxable purchased subsidiary pursuant to master hotel lease agreements. All of the assets and liabilities of the Partnership were held by Residence Inn III LLC. Residence Inn III LLC consists of 10 Residence Inn (R) by Marriott (R) hotels. Marriott will continue to manage the hotels under agreements not materially different from historical contractual arrangements. Such pro forma information is based in part upon the historical Consolidated Statements of Operations of the Company, and the historical Statements of Operation of Residence Inn III LLC. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. The reporting periods for the hotels acquired will reflect twelve weeks of operations for the first three quarters and sixteen weeks for the fourth quarter.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor does it purport to represent the results of operations for future periods.

For the year ended December 31, 2000 (unaudited)

                                             Historical               Historical
                                            Statement of               Residence         Pro Forma                     Total
                                             Operations             Inn III LLC (A)     Adjustments                  Pro Forma
                                          --------------------------------------------------------------------------------------
Revenue:
   Suite revenue                                      -            $ 37,595,000                    -                $ 37,595,000
   Other operating revenue                            -               1,770,000                    -                   1,770,000
   Interest income                                    -                 395,000           $ (395,000)  (B)                     -
                                          ----------------------------------------    ----------------        ------------------
Total revenue                                         -              39,760,000             (395,000)                 39,365,000

Expenses:
   Operating expenses                                 -              18,786,000                    -                  18,786,000
   General and administrative                         -                 150,000             (150,000)  (C)
                                                                                             811,658   (D)               811,658
   Franchise fees                                     -               1,504,000                    -                   1,504,000
   Management fees                                    -                 787,000                    -                     787,000
   Incentive management fees                          -               1,209,000                    -                   1,209,000
   Taxes, insurance and other                         -               1,409,000                    -                   1,409,000
   Depreciation of real estate owned                  -               3,906,000           (3,906,000)  (E)
                                                                                           2,985,315   (F)             2,985,315
   Interest                                           -               4,604,000           (4,604,000)  (G)
                                                                                           4,407,415   (H)             4,407,415
                                          --------------------------------------------------------------------------------------
Total expenses                                        -              32,355,000             (455,612)                 31,899,388

Income tax expense                                    -                       -              125,716   (K)               125,716
                                          --------------------------------------------------------------------------------------
Net income                                            -             $ 7,405,000           $  (65,104)               $  7,339,896
                                          ======================================================================================
Earnings per common share:
   Basic and Diluted                                  -                                                             $       0.95
                                          =============                                                       ==================

Basic and diluted weighted average
   common shares outstanding                          -                                   7,728,948   (I)              7,728,948
                                          =============                                                       ==================

For the period ended June 30, 2001 (unaudited)

                                                                 Historical      Historical
                                                                Statement of      Residence         Pro Forma             Total
                                                                 Operations    Inn III LLC (A)     Adjustments          Pro Forma
                                                                --------------------------------------------------------------------
Revenue:
   Suite revenue                                                         -       $ 17,504,000               -          $ 17,504,000
   Other operating revenue                                               -            767,000               -               767,000
   Interest income and other revenue                            $  635,526            148,000    $   (635,526)  (J)
                                                                                                     (148,000)  (B)               -
                                                                -----------------------------    -----------------------------------
Total revenue                                                      635,526         18,419,000        (783,526)           18,271,000

Expenses:
   Operating expenses                                                    -          8,868,000               -             8,868,000
   General and administrative                                       53,298            139,000         352,532   (D)
                                                                         -                  -        (139,000)  (C)         405,830
   Franchise fees                                                        -            700,000               -               700,000
   Base management fees                                                  -            365,000               -               365,000
   Incentive management fees                                             -            571,000               -               571,000
   Taxes, insurance and other                                            -            738,000               -               738,000
   Depreciation of real estate owned                                     -          1,973,000      (1,973,000)  (E)
                                                                         -                  -       1,492,657   (F)       1,492,657
   Interest                                                              -          2,090,000      (2,090,000)  (G)
                                                                         -                  -       2,203,708   (H)       2,203,708

                                                                --------------------------------------------------------------------

Total expenses                                                      53,298         15,444,000        (153,103)           15,344,195

Income tax expense                                                       -                  -          44,317   (K)          44,317
                                                                --------------------------------------------------------------------

Net income                                                      $  582,228       $  2,975,000    $   (674,740)          $ 2,882,488
                                                                ====================================================================


Earnings per common share:
   Basic and Diluted                                            $     0.36                                              $      0.37
                                                                ==========                                              ============


Basic and diluted weighted average common shares outstanding     1,627,712                          6,101,236   (I)       7,728,948
                                                                ==========                                              ============

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A) Represents results of operations for the hotels acquired on a pro forma basis as if the Partnership was owned by the Company at the beginning of the periods presented for the respective periods prior to acquisition by the Company. The historical financials of the Partnership reflect the operations for the 24 weeks ended June 15, 2001.
(B) Represents the elimination of historical interest income recorded by the prior owner.
(C) Represents the elimination of the historical general and administrative expense allocated to the hotels by the prior owner, which will not be incurred by the Company.
(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company plus anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company of $811,658 and $352,531 for the year ended December 31, 2000, and the six months ended June 30, 2001, respectively.
(E) Represents the elimination of the historical depreciation expense recorded by the prior owner.
(F) Represents the depreciation on the hotels acquired based on the purchase price allocation of $98 million to depreciable property. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(G) Represents the elimination of the historical interest expense recorded by the prior owner.
(H) Represents the interest expense for the hotel acquisitions for the period in which the hotels were not owned. Interest was computed using the interest rates of 8.08% on the mortgage debt of $53,619,000, including amortization of deferred financing costs.
(I) Represents additional common shares assuming the Partnership was acquired at the beginning of the periods presented with $68 million of the gross proceeds from the "best efforts" offering of $9.50 per share (net $8.50 per share) for the first $30 million and $10 per share (net $8.95 per share) for the remainder.
(J) Represents the elimination of the interest income recorded on the $47 million promissory note with Crestline, as the related note receivable was used to purchase the Partnership.
(K) Represents the combined state and federal income tax expense of our wholly owned taxable REIT subsidiary estimated on a combined rate of 40%.

C. Exhibits:

10.1 Purchase Agreement between Residence Inn III LLC, as Seller, and Apple Hospitality Two, Inc., as Purchaser, dated as of May 18, 2001

10.2 Amendment and Joinder to Purchase Agreement entered into by Residence Inn III LLC and Apple Hospitality Two, Inc., and Joined in by Marriott Residence Inn USA Limited Partnership, as Seller, dated as of July 30, 200l

10.3 Second Amendment and Joinder to Purchase Agreement entered into by Residence Inn III LLC, Apple Hospitality Two, Inc. and Marriott Residence Inn USA Limited Partnership, and Joined in by Crestline Capital Corporation, CC USAGP LLC, CCMH Desert Springs Corporation and CCRI USA LLC, dated as of August 31, 200l

10.4 Consent and Amendment Agreement with Release by and between Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, and Residence Inn III LLC, dated as of September 28, 2001

10.5 Environmental Indemnity Agreement by Apple Hospitality Two, Inc. and Apple Suites Advisors, Inc., in favor of Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, dated as of September 28, 2001

10.6 Master Hotel Lease Agreement by and between Residence Inn III LLC and Apple Hospitality Management, Inc., dated as of September 28, 200l

10.7 Amended And Restated Management Agreement by and between Apple Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 200l

10.8 Owner Agreement by and between Residence Inn III LLC, Apple Hospitality Management, Inc. and Residence Inn By Marriott, Inc., dated as of September 28, 200l

10.9 Non-Disturbance Agreement and Consent of Manager by Apple Hospitality Management, Inc. and Residence Inn III LLC to Wells Fargo Bank Minnesota, N.A., as Trustee for the registered certificate holders of certain Commercial Mortgage Pass-Through Certificates, Series 2000-2, consented and agreed to by Residence Inn By Marriott, Inc., dated as of September 28, 2001

23.1      Consents of Independent Public Accountants

23.2      Consents of Independent Public Accountants

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Apple Hospitality Two, Inc.


                              By:  /s/  Glade M. Knight
                                   ---------------------------
                                   Glade M. Knight, President


                              December 28, 2001

                                     -37-